Exhibit 99.1

3M Announces Combat Arms Settlement

St. Paul, Minn., August 29, 2023 – Today, 3M (NYSE: MMM) announced that it has reached an agreement with the court-appointed negotiating plaintiffs’ counsel to resolve the Combat Arms Earplug litigation against Aearo Technologies (Aearo) and 3M. Under the agreement, 3M will contribute a total amount of $6.0 billion between 2023 and 2029, which is structured under the agreement to include $5.0 billion in cash and $1.0 billion in 3M common stock.

This agreement, reached through the mediation process that 3M has previously disclosed, is structured to promote participation by claimants and is intended to resolve all claims associated with the Combat Arms Earplug products. The agreement includes all claims in the multi-district litigation in Florida and in the coordinated state court action in Minnesota, as well as potential future claims. The Florida and Minnesota courts are entering orders to support implementation of the agreement.

This agreement is not an admission of liability. The products at issue in this litigation are safe and effective when used properly. 3M is prepared to continue to defend itself in the litigation if certain agreed terms of the settlement agreement are not fulfilled.

Financial Considerations
As a result of the agreement, the company will record a pre-tax charge of approximately $4.2 billion in the third quarter of 2023, representing the $5.3 billion pre-tax present value of contributions under the agreement net of 3M’s existing accrual of approximately $1.1 billion related to this matter. This charge will be reflected as an adjustment in arriving at 3M’s results, adjusted for special items. Additional details of the agreement, including the anticipated payment schedules provided that certain conditions are met, will be included in 3M's filings with the Securities and Exchange Commission.

Aearo and 3M are actively engaged in insurance recovery activities to offset a portion of the settlement payments, and Aearo initiated insurance recovery litigation against its carriers in June related to the litigation.

The strength and stability of 3M's business model and strong free cash flow capability, together with proven capital markets access, provide financial flexibility to deploy capital to meet its cash flow needs under this agreement and other commitments and obligations.

Investor Teleconference
3M will conduct an investor teleconference at 8 AM CT today, which can be accessed via the following:
•Live webcast at http://investors.3M.com.
•Live telephone:
•Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least 10 minutes before the start time.

This event will be webcast live and a replay will be available on 3M's Investor Relations website at http://investors.3M.com.

Forward-Looking Statements
This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections as to the amount and timing of payments made under the Combat Arms Earplugs Settlement and statements regarding the potential impact of the Settlement on the existing litigation relating to the products that are the subject of the Settlement. You can identify these statements by the use of words such as "anticipate," "estimate," "expect," "aim," "project," "intend," "plan," "believe," "will," "should," "could," “would,” "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Forward-looking information is based on management’s estimates, assumptions, and projections, and is subject to significant uncertainties and other factors, many of which are beyond 3M’s control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to, whether the anticipated participation by plaintiffs in the Settlement will be achieved, whether the number of plaintiffs that participate in the Settlement will meet current expectations or will fall below the level that would permit 3M to terminate the Settlement (and whether 3M will elect to terminate the Settlement if this occurs), whether there will be a significant number of future claims by plaintiffs that decline to participate in the Settlement, whether the Settlement is appealed or challenged, whether the requirements applicable to the issuance of the equity securities that are contemplated to be part of the Settlement will be met, the filing of additional, or the outcome of any other pending or future, litigation relating to the products that are the subject of the Settlement, or changes in related laws or regulations. Additional important risk factors that could cause future actual results or events to differ materially are the following: (1) worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions and other factors beyond the Company's control, including inflation, recession, military conflicts, natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) risks related to unexpected events such as the public health crises associated with the coronavirus (COVID-19) global pandemic; (3) foreign currency exchange rates and fluctuations in those rates; (4) risks related to certain fluorochemicals, including liabilities related to claims, lawsuits, and government regulatory proceedings concerning various PFAS-related products and chemistries, as well as risks related to the Company's plans to exit PFAS manufacturing and discontinue use of PFAS across its product portfolio; (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2022 and any subsequent quarterly reports on Form 10-Q (the "Reports"); (6) competitive conditions and customer preferences; (7) the timing and market acceptance of new product and service offerings; (8) the availability and cost of purchased components, compounds, raw materials and energy due to shortages, increased demand and wages, supply chain interruptions, or natural or other disasters; (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from portfolio management actions and other evolving business strategies; (11) operational execution, including the extent to which the Company can realize the benefits of planned productivity improvements, as well as the impact of organizational restructuring activities; (12) financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans; (13) the Company's credit ratings and its cost of capital; (14) tax-related external conditions, including changes in tax rates, laws or regulations; (15) matters relating to the proposed spin-off of the Company's Health Care business; and (16) matters relating to the voluntary chapter 11 proceedings of the Company's subsidiary Aearo Technologies and certain of its affiliates. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The Company assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

About 3M
3M (NYSE: MMM) believes science helps create a brighter world for everyone. By unlocking the power of people, ideas, and science to reimagine what's possible, our global team uniquely addresses the opportunities and challenges of our customers, communities, and planet. Learn how we're working to improve lives and make what's next at 3M.com/news.

Investor Contact:
Bruce Jermeland
651-733-1807
or
Diane Farrow
612-202-2449
or
Eric Herron
651-233-0043

Media Contact:
Sean Lynch, slynch2@mmm.com
Tim Post, tpost3@mmm.com